EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date: February 14, 2017

INTERWEST PARTNERS VII, LP

		By:	InterWest Management Partners VII, LLC
By:	/s/ Harvey B. Cash by Karen A. Wilson, Power of Attorney		its General Partner
Name:	Harvey B. Cash		By:	/s/ Gilbert H. Kliman
Managing Director
By:	/s/ Philip T. Gianos
Name:	Philip T. Gianos	INTERWEST INVESTORS VII, LP

By:	/s/ W. Stephen Holmes by Karen A. Wilson, Power of Attorney	By:	InterWest Management Partners VII, LLC its General Partner
Name:	W. Stephen Holmes III

By:	/s/ Gilbert H. Kliman		By:	/s/ Gilbert H. Kliman
Name:	Gilbert H. Kliman			Managing Director

By:	/s/ Arnold L. Oronsky	INTERWEST MANAGEMENT PARTNERS VII, LLC
Name:	Arnold L. Oronsky
		By:	/s/ Gilbert H. Kliman
Managing Director

INTERWEST VENTURE MANAGEMENT COMPANY

		By:	/s/ Gilbert H. Kliman
Secretary

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